UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 30, 2009

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of December 30, 2009, Skinny Nutritional Corp. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors pursuant to which the Company agreed to issue and sell to the investors and the investors agreed to purchase from the Company an aggregate of 4,400,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company in its previously announced private placement.  Additional information required to be disclosed in this Item 1.01 concerning this transaction is incorporated herein by reference from Item 3.02 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

As previously reported, the Company commenced a private offering in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder (the “Offering”) pursuant to which it is offering an aggregate amount of $2,500,000 of shares of Common Stock. The shares of Common Stock were being offered and sold at a purchase price of $0.06 per share. On December 30, 2009, the Company conducted a final closing of an additional $264,000 of subscriptions in the Offering for an aggregate of 4,400,000 shares of Common Stock. The Company also agreed to pay commissions to registered broker-dealers that procured investors in the Offering and issue such persons warrants to purchase shares of the Company’s common stock based on the total number of shares actually sold in the Offering to investors procured by them. Such warrants shall be exercisable at the per share price of $0.07 for a period of five years from the date of issuance.  The Company issued to a selling agent an aggregate of 92,857 common stock purchase warrants. After payment of commissions and other offering-related expenses, net proceeds from this closing are approximately $242,000. The Company intends to use the proceeds from the Offering for working capital, repayment of debt and general corporate purposes.

The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Based on the representations made in the transaction documents, the Company believes that the investors are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any the Company’s securities, nor will there be any sale of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. This disclosure is being issued pursuant to Rule 135c of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

Exhibits

The following exhibits are filed or furnished herewith

Exhibit No.	Description of Document

4.1	Form of Agent Warrant
10.1	Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Donald J. McDonald
Name: Donald J. McDonald
Title: Chief Financial Officer
Date: January 5, 2010

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1	Form of Agent Warrant
10.1	Form of Subscription Agreement